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                                                                      Exhibit 23

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated April 13, 1999, accompanying the consolidated financial statements included in the Annual Report of G-III Apparel Group, Ltd. on Form 10-K for the year ended January 31, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statement of G-III Apparel Group, Ltd. on Form S-8 (Registration Nos. 33-45460; 33-45461; 33-81066; 333-51765) and to the use of our name as it appears under the caption "Experts."

GRANT THORNTON LLP


New York, New York
April 13, 1999



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